Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500
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FOR IMMEDIATE RELEASE
CONTACT: Layne Hebert
Layne@Lividini.com
Wolverine Worldwide Acquires Women’s Activewear Brand Sweaty Betty
•Adds digitally-native, premium global apparel brand to the Company’s portfolio, which is expected to fuel growth and enhance Wolverine Worldwide’s fast-growing eCommerce business

•Expected to be accretive to earnings in year one

•Wolverine Worldwide to hold a conference call today, August 3, 2021, at 10:30 a.m. EDT
ROCKFORD, Mich., August 3, 2021 – Wolverine World Wide, Inc. (NYSE: WWW), which operates one of the world’s largest portfolios of footwear and lifestyle brands, today announced that it has acquired Sweaty Betty®, a global fitness and lifestyle brand on a mission to empower women. The all-cash transaction is valued at approximately $410 million and closed on August 2, 2021.
Founded in 1998, Sweaty Betty has quickly grown to become a global brand designed by women for women. It has cultivated a loyal following through its purpose-driven mission and high quality products, including a wide array of innovative and on-trend tops, bottoms, swimwear, outerwear, and accessories. Distributed around the world, over eighty percent of the brand’s revenue currently comes through direct-to-consumer channels, allowing deep connections with its passionate consumer base.
“The acquisition of Sweaty Betty complements our strategic shift over the last several years from a traditional footwear wholesaler into a consumer-obsessed, digital-focused growth company. It also gives us a leadership position in the growing women’s activewear category,” said Blake W. Krueger, Wolverine’s Chairman and Chief Executive Officer. “Wolverine Worldwide has a long and successful track record of acquiring and building brands, including performance brands like Sweaty Betty, and we are thrilled to welcome them to our Company.”
“Sweaty Betty aligns perfectly with our strategic growth plan for Wolverine Worldwide, as we focus on growing digital channels, expanding our international footprint, and building our brand portfolio beyond footwear,” said Brendan Hoffman, President of Wolverine Worldwide. “Sweaty Betty’s expertise and focus on apparel, female consumers, and best-in-class digital execution has proven to be a winning combination. We are excited to support the brand’s continued growth while learning from its digital-first mindset and leveraging that strength across our portfolio.”
Sweaty Betty’s Chief Executive Officer, Julia Straus, will continue to lead the brand and will report to Hoffman. “Sweaty Betty has seen incredible growth over the past few years, and we are excited to further accelerate this growth as part of the Wolverine Worldwide family,” said Straus. “From the moment I met the team at Wolverine Worldwide, I knew they were the right partner to support us in the next chapter of

Sweaty Betty. Their portfolio of purpose-driven heritage brands, knowledge and expertise in building performance brands, robust international distribution, and supply chain expertise provides a strong platform to expand Sweaty Betty and further our mission to 'empower more women through fitness all over the world'.”
“We founded Sweaty Betty in 1998 with the purpose to empower women through fitness, and today we are delighted to have found the right partner in Wolverine Worldwide, a company that is perfectly positioned to support the acceleration of our mission,” said Tamara and Simon Hill-Norton, Founders of Sweaty Betty. “We’re so proud to have built an incredible community of active women who inspire us daily and are excited to see this powerful and supportive community grow worldwide.”
TRANSACTION DETAILS
Effective August 2, 2021, Wolverine Worldwide acquired all the shares of Lady of Leisure InvestCo Limited, the entity that owns the Sweaty Betty brand, from L Catterton and other shareholders for approximately $410 million, funded by cash and the Company’s revolving line of credit. It is expected to be accretive to earnings in year one.
Additional details about the transaction are contained in a presentation under “Webcasts and Presentations” in the Investor Relations section of www.wolverineworldwide.com
Rothschild & Co. served as financial advisor to Wolverine Worldwide, with Baker McKenzie and Honigman LLP as legal advisors. Goldman Sachs International served as lead financial advisor to Sweaty Betty; Financo/Raymond James served as financial advisor to Sweaty Betty; Gibson Dunn & Crutcher LLP served as lead legal advisors to L Catterton, Wittington Investments Limited, and Sweaty Betty; and Pinsent Masons LLP served as legal advisors to Sweaty Betty.
CONFERENCE CALL INFORMATION
The Company will host a conference call today at 10:30 a.m. EST to discuss this acquisition. The conference call may be accessed live by calling toll-free 1-877-407-4018 or international toll 1-201-689-8471. You may also access the webcast under “Webcasts and Presentations” in the Investor Relations section of www.wolverineworldwide.com. A replay of the conference call will be available on the Company’s website for a period of approximately 30 days.
ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The company’s portfolio includes Sweaty Betty®, Merrell®, Saucony®, Sperry®, Hush Puppies®, Wolverine®, Keds®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com or visit us on Facebook, LinkedIn, and Instagram.

ABOUT SWEATY BETTY
Leading British activewear and lifestyle brand Sweaty Betty has been on a mission to empower women through fitness and beyond since 1998. The brand’s loyal, fast-growing and global community of active women has female empowerment and inclusivity at its core. Famous for bum-sculpting leggings and innovative prints, Sweaty Betty combines fitness and style with technical high-performance fabrics and responsibly sourced materials. Based in London, the design team create multi-sport, beautiful and technical clothes that flatter a woman’s body, giving her the confidence to take on the world.
In addition to its website which services customers globally, Sweaty Betty has shops in the UK and Asia, in addition to being in Selfridges, Harrods and shop-in-shops in over 99 Nordstrom stores across North America. The brand’s products can also be found at leading retailers all over the world. For more information, please visit www.sweatybetty.com
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s expectations that the Sweaty Betty acquisition will be accretive to earnings in year one, fuel growth and enhance the Company’s eCommerce business, and the Company’s strategic growth plan. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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